UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2007

Commission File Number: 333-72392

FRANCHISE CAPITAL CORPORATION (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0353403 (IRS Employer Identification No.)
43180 Business Park Drive, Suite 202 Temecula, CA 92590 (Address of principal executive offices)
(951) 587-9100 (Registrant’s telephone number)

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On April 18, 2007, Franchise Capital Corporation (the “Company”) dismissed Epstein Weber & Conover, PLC as independent auditors for the Company. The decision to dismiss Epstein Weber & Conover, PLC (“Epstein Weber”) and to seek new independent auditors was approved by the Company’s Board of Directors.

The reports of Epstein Weber on the Company’s financial statements for the fiscal years ended September 30, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended September 30, 2005 and 2004, (1) there were no disagreements with Epstein Weber on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Epstein Weber, would have caused Epstein Weber to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On April 20, 2007, the Company engaged Gruber & Company, LLC as the Company's independent accountant to report on the Company’s balance sheets as of September 30, 2006, and the related statements of income, stockholders’ equity and cash flows for the years then ended. Neither the Company nor anyone acting on its behalf consulted with Gruber & Company, LLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Gruber & Company, LLC on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Epstein Weber or a reportable event with respect to Epstein Weber.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
16.1	Letter, dated April 20, 2007, from Epstein Weber & Conover, PLC to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date:  April 23, 2007

Franchise Capital Corporation By: /s/ Steven R. Peacock Steven R. Peacock, Chief Executive Officer

Exhibit 16.1

April 20, 2007

Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by Franchise Capital Corporation with the Securities and Exchange Commission of a Current Report on Form 8-K dated April 18, 2007.

We have reviewed the contents of Item 4.01(a) of such Current Report on Form 8-K and agree with the statements contained therein.

Yours truly,

/s/ Epstein, Weber & Conover, PLC

Epstein, Weber & Conover, PLC